Exhibit 3.394
CERTIFICATE OF FORMATION
OF
L.A. COUNTY, LLC
     1. The name of the limited liability company is L.A. County, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of L.A. County, LLC this 15th day of June, 1998.

/s/ L. Frank Cordero

L. Frank Cordero
Authorized Person

CERTIFICATE OF AMENDMENT
OF
L.A. COUNTY, LLC
1. The name of the limited liability company is L.A. County, L.L.C.
2. The Certificate of Formation of the limited liability company is hereby amended as follows:
Article First of the Certificate of Formation is hereby amended to read as follows: The name of the limited liability company is Consolidated Disposal Service, L.L.C.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of L.A. County, L.L.C. this 31st day of July, 1998.

/s/ David A. Barclay

David A. Barclay
Authorized Individual